Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 February 12, 2025 Christopher Neumann 1 Washington Drive Madison, NJ 07940 Dear Christopher, It is my pleasure to confirm our offer of employment with Barnes & Noble Education, Inc. (“BNED” or “Company”). The following represents the key elements of our offer: Job Title: General Counsel and Corporate Secretary Department and Location: Legal Department – Basking Ridge, NJ Reports to: Jonathan Shar, CEO Starting Date: March 3, 2025 Base Salary: $450,000 annualized Payment is on a biweekly basis and is subject to standard payroll deductions and withholdings. Your position is considered an exempt position, which means that you will not be eligible for overtime pay for hours worked in excess of 40 hours in a given week. Duties; Time and Attention: You shall have the duties, authority, and responsibilities as shall be determined from time to time by the Chief Executive Officer, which duties, authority, and responsibilities shall be consistent with the position of General Counsel and Corporate Secretary. You shall devote substantially all of your business attention and time to the performance of your duties, and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board. Bonus: Eligible to participate in our FY26 Incentive Compensation Plan. The target bonus for your position is 50% of your base salary. Payments under the plan are based upon achievement of measurable objectives as defined by the Company each fiscal year. Payments may be prorated accordingly based upon your start date and the provisions of the Incentive Plan. The fiscal year period is defined as May 1st to April 30th. Equity: As an inducement to join the Company and in consideration of your acceptance of this offer of employment, the Company shall grant 80,000 Performance Shares to you. The shares will vest in 1/3rd tranches based on price trigger and time-based Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 vesting schedule set forth on Exhibit A of this offer of employment. Cell Phone Stipend: You are eligible to receive $100 per month for cell phone reimbursement. This will be paid in the first pay period of each month. Benefits: You will be eligible to enroll in the Company's Benefits Plans. Coverage begins after sixty (60) days of continuous employment. Enrollment information will be provided to you by the Benefits department (benefits@bned.com). 401(k) Savings Plan: Upon completing 1000 hours of service in a year (i.e., after approximately 6 months of continuous full-time employment), you will become eligible to participate in our 401(k) savings plan. The Company offers an annual discretionary match. You will receive enrollment information from Fidelity Investments in the mail once eligible to join. Paid Time Off: You are eligible for twenty (20) vacation days per year. The Company vacation policy follows a calendar year accrual process and employees accrue and earn vacation time with every pay cycle. You shall also receive other paid time off (e.g. holidays) in accordance with the Company’s policies for similarly situated executive officers, as such policies may exist from time to time. Severance Benefits: In the event (a) your employment is terminated by the Company without Cause or (b) you voluntarily terminate your employment for Good Reason, the Company shall pay you an amount equal to six months of your then annual base salary and your target bonus amount, less all applicable withholding and other applicable taxes and deductions (“Severance Amount”); provided that (a) you execute and deliver to the Company, and do not revoke, a release of all claims against the Company substantially in the form attached hereto as Exhibit B (“Release”) and (b) you have not materially breached as of the date of such termination any provisions of this letter or the attached Agreement Regarding Certain Terms and Conditions of Employment (the “Agreement”) and do not materially breach such provisions at any time during the Covered Period (as defined in the Agreement). The Company’s obligation to make such payment shall be cancelled upon the occurrence of any such material breach and, in the event such payment has already been made, you shall repay to the Company such payment within 30 days after demand therefor; provided, however, such repayment shall not be required if the Company shall have materially breached this offer letter or the attached Agreement prior to the time of your breach. The Severance Amount shall be paid in cash in a single lump sum on the later of (1) the first day of the month following the month in which such termination occurs and (2) the date the Revocation Period (as defined in the Release) has expired. Notwithstanding anything in this paragraph to the contrary, if a Release is not executed and delivered to the Company within 60 days of such termination of employment (or if such Release is revoked in accordance with its terms), the Severance Amount shall not be paid. Change In Control: If at any time during your employment (i) there is a Change of Control (as defined Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 below) and (ii) your employment is terminated by the Company without Cause or you voluntarily terminate your employment for Good Reason, in either case, within 90 days preceding or two years following the Change of Control, then the Company shall (iii) pay you an amount equal to one year of your then annual base salary and target bonus amount , less all applicable withholding and other applicable taxes and deductions. (A) The payment of the Change of Control Amount is subject to your executing and delivering to the Company (and not revoking) the Release within 60 days following your termination date, (B) the Change of Control Amount shall be paid to you in cash in a single lump sum within 30 days after the date your employment terminates (or, if later, when the Release becomes irrevocable). In the event that it is determined that the aggregate amount of the payments and benefits that could be considered “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (collectively, with the regulations and other guidance promulgated thereunder, the “Code”; and such payments and benefits, the “Parachute Payments”) that, but for this paragraph would be payable to you under this Agreement or any other plan, policy, or arrangement of the Company or Barnes & Noble Education, Inc. or any affiliate, exceeds the greatest amount of Parachute Payments that could be paid to you without giving rise to any liability for any excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the aggregate amount of Parachute Payments payable to you shall not exceed the amount that produces the greatest after-tax benefit to you after taking into account any Excise Tax to be payable by you. Any reduction in Parachute Payments pursuant to the immediately preceding sentence shall be made in the following order: (1) cash payments that do not constitute deferred compensation within the meaning of Section 409A of the Code, (2) welfare or in- kind benefits, (3) equity compensation awards and (4) cash payments that do constitute deferred compensation; in each case, such reductions shall be made in the manner that maximizes the present value to you of all such payments. For the avoidance of doubt, the amounts payable to you under this paragraph shall be in lieu of any amounts payable to you under the previous paragraph. As used herein, “Change of Control” shall mean the occurrence of one or more of the following events: (i) during any period of 24 consecutive months, individuals who were Directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a Director of the Company subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director; (ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 that is not an affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (or a successor rule thereto)) (the “Exchange Act”) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Corporation”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Corporation that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Corporation or any corporation controlled by the Continuing Corporation or (y) Immersion Corporation, Eric B. Singer, William C. Martin and each of their respective spouse, lineal descendants, trusts for the exclusive benefit of any such individuals, the executor or administrator of the estate or legal representative or any of such individuals and any entity controlled by any of the foregoing persons (the “Immersion Stockholders”)) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then outstanding voting securities of the Continuing Corporation and (3) at least a majority of the members of the board of directors of the Continuing Corporation were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale; or (iii) any person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate, (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities or (D) the Immersion Stockholders) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iii), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by any Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above. For purposes of this letter, "Cause" means (A) your engaging in intentional misconduct or gross negligence that, in either case, is materially injurious to Company; (B) your indictment, entry of a plea of nolo contendere, or conviction by a court of competent jurisdiction with respect to any felony or other crime or violation of law involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants) or any felony (or equivalent crime in a non-U.S. jurisdiction); (C) any grossly negligent or intentional acts or omissions by you in the performance of your duties that, in either case, are injurious to the Company; (D) fraud, dishonesty, embezzlement, or misappropriation in connection with the performance of the your employment duties and responsibilities; (E) your engaging in any act of intentional misconduct or moral turpitude reasonably likely to adversely affect the Company or its business; (F) your abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects your job performance; (G) your willful failure or refusal to properly perform the duties, responsibilities, or obligations of your employment for reasons other than a Disability as defined below, or authorized leave, or to properly perform or follow any lawful direction by the Company (with the exception of a willful failure or refusal to properly perform based in good faith on the advice of professional consultants, such as attorneys and accountants); or (H) your material breach of this offer letter, the Agreement or of any other contractual duty to, written policy of, or written agreement with the Company (with the exception of a material breach based in good faith on the advice of professional consultants, such as attorneys and accountants); provided that, with respect to clauses (C), (G) and (H), you have failed to cure such circumstances within 10 days following written notice from the Company. For purposes of this letter, "Good Reason" shall mean the occurrence of one or more of the following events without your written consent: (A) a material diminution of your duties, authority or title; (B) a reduction in the annual base salary you receive from the Company or a reduction in your target annual bonus (other than a reduction that applies equally to other executive officers of the Company), (D) a required relocation of your principal place of employment by more than 50 miles; (E) any other material breach by the Company of the terms of this offer of employment or the Agreement; or (F) during the one-year period following a Change of Control, a material reduction in the value of the employee benefits provided to you. Notwithstanding the foregoing, you will have grounds to resign for Good Reason only if (I) you notify the Company in writing of the grounds therefor within 60 days following their occurrence, (B) the Company does not cure such grounds Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 within 30 days following the receipt of such notice, and (C) you actually resign your employment within 30 days following the end of such cure period. For purposes of this letter, the term “Disability” shall mean a written determination by a majority of three physicians (one of which shall be your most recent primary care provider) mutually agreeable to the Company and you (or, in the event of your total physical or mental disability, your legal representative) that you are physically or mentally unable to perform your duties under this letter and that such disability can reasonably be expected to continue for a period of six (6) consecutive months or for shorter period aggregating 180 days in any 12 month period. For the avoidance of doubt, it is understood that your inability to remain employed by the Company due to a restrictive covenant relating to a former employer shall not constitute a termination by the Company without Cause or a termination by you for Good Reason. As stated above, this offer is contingent upon review and verification of the following:  Your identity and your ability to be legally employed by the Company in the United States. In order for the Company to continue the hiring process and your employment, you must provide documents to the Company of your legal eligibility to work in the United States. You will have a maximum of three business days from the first date of employment to provide documents identified by the federal government that satisfy the requirements of the I-9 Form. Additionally, your continued employment with the Company is contingent upon you retaining and renewing (if needed) the legal ability to work in the United States. In the event at any time during your employment with the Company you do not have proper work authorization to legally be employed in the United States, you must immediately inform the Company and your employment will be terminated. If you are so terminated and then later obtain the required authorization and desire to be employed by the Company, you will be required to apply for any open positions with the Company should you wish to be rehired.  Satisfactory references and verification of your employment record, academic credentials, and any certifications represented on your employment application and/or résumé or CV.  A pre-employment background check pursuant to and in accordance with the Fair Credit Reporting Act. A “Consumer Report” and/or “Investigative Consumer Report” will be obtained for employment purposes. A separate email with instructions and other details will be sent to your personal email. You have represented, and hereby confirm, you are not subject to any currently effective employment contract or any other contractual or other binding obligations pursuant to which your employment or employment activities with or on behalf of the Company may be subject to any restrictions, including without limitation, any agreements or other obligations or documents relating to non-competition, confidentiality, trade secrets, proprietary information or works for hire. In the event you meet all conditions listed above and begin employment with the Company, and notwithstanding any statement in this letter, you will be an “at-will” employee, which means either you or we can terminate your employment at any time and for any reason, with or without cause, subject to the terms and conditions of this offer of employment and the Agreement, including without limitation, provisions relating to severance. Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 If you wish to accept this offer of employment as set forth in this document, please complete the electronic signature process. If this offer is not signed, the Company’s offer of employment shall be deemed to be rescinded and without effect. Please contact your recruiter directly with any questions or concerns. We look forward to having you join our family of brands and know you will find working here a rewarding experience. Congratulations! Sincerely, Cynthia Origlio SVP, Chief Human Resources Officer Agreed and Accepted: _____________________ Christopher Neumann Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 EXHIBIT A – Performance Shares 80,000 Performance Shares shall be granted on the Employee’s start date, consisting of three tranches of shares. Each respective tranche shall vest on the date on which both the service period condition and market condition associated with such tranche have been achieved. The service period condition will be achieved by continued employment through the date specified for such tranche, and the market condition will be achieved when the company’s common stock first reaches the specified price per share for such tranche, measured using a 100-trading day average volume weighted average price ("VWAP"). There is a period of seven years from the grant date to achieve the specific target share price. The number of shares, service period condition and market condition for each tranche are as follows: # of Performance shares Service Period Condition Market Condition (VWAP share price) Tranche #1 26,666 1/3 on 1st anniversary of grant date 1/3 on 2nd anniversary of grant date 1/3 on 3rd anniversary of grant date $10.00 Tranche #2 26,667 1/3 on 1st anniversary of grant date 1/3 on 2nd anniversary of grant date 1/3 on 3rd anniversary of grant date $15.00 Tranche #3 26,667 1/3 on 1st anniversary of grant date 1/3 on 2nd anniversary of grant date 1/3 on 3rd anniversary of grant date $20.00 Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 EXHIBIT B – Form of Release GENERAL RELEASE AND WAIVER 1. [ ] (“Employee” or “Releasor”) hereby acknowledges and agrees Employee’s employment with B&N Education, LLC, a subsidiary of Barnes & Noble Education, Inc. (collectively, “BNED” or “Company”) on __________, 20__ (the “Termination Date”). 2. Employee acknowledges and agrees that Employee’s executing this General Release and Waiver (“Release” or “Agreement”) is a condition precedent to the Company’s obligation to pay (and the Employee’s right to retain) the Severance Amount as defined in the offer letter dated as of [ ] __, 20__ including the attached Agreement, between Employee and the Company (such offer letter and agreement referred to collectively herein as the “Employment Agreement” and such payments and benefits collectively referred to herein as the “Separation Benefit”, as further described in this Section 2), that the Separation Benefit is adequate consideration for this Release, and that any monetary or other benefits that, prior to the execution of this Release, Employee may have earned or accrued, or to which Employee may have been entitled, have been paid or will be paid, or such payments or benefits have been released, waived or settled by Releasor (as defined below) except as expressly provided in this Release. Employee also acknowledges that, prior to or contemporaneous with Employee’s execution of this Release, Employee received all wages and other payments, including accrued vacation pay and bonuses if any, that were earned by and owed to Employee from the Company or any Releasee. Employee understands that Employee will receive all payment for wages owed to Employee upon termination regardless of whether Employee signs this Release. In consideration for signing this Agreement, and complying with its terms, Employee agrees that, after Employee’s delivery to the Company of this fully executed Release as set forth below and the expiration of the Revocation Period (defined below), Employee shall accept from the Company, and on behalf of the Company and each Releasee (as defined below), the Separation Benefit in the gross amount of ___________ in accordance with the Company’s normal pay practices, less lawful deductions and withholdings. Employee and the Company understand and agree the Separation Benefit shall be regarded as “wages” from the Company for purposes of reporting and withholding the appropriate federal, state, and local income and employment taxes. In the event it is subsequently determined that any federal, state, or local taxes are owed with respect to the Separation Benefit or any portion thereof, Employee expressly acknowledges and agrees Employee and/or the Releasors, and not Company or the Releasees, will be responsible for the payment of any such taxes, liabilities, payments, costs, interest, and penalties. Except such taxes for which an employer is solely liable, Employee agrees to indemnify and hold harmless Company and the Releasees to the full extent of any such taxes, liabilities, payments, costs, interest, and penalties that may be assessed against the Company or the Releasees in connection with the Separation Benefit. Employee further acknowledges and agrees the Company has not provided any tax advice related to the Separation Benefit. Employee, on behalf of Employee and Employee’s spouse and dependents, as applicable, may elect to continue medical and dental benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), if Employee was enrolled in the Company provided benefits as of the Separation Date. In the event it is determined the aggregate amount of the payments and benefits comprising the Separation Benefit that could be considered “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (collectively, with the regulations and other guidance promulgated thereunder, the “Code”; and such payments and benefits, the “Parachute Payments”) that, but for this paragraph would be payable to you under Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 this Release or any other plan, policy, or arrangement of the Company, exceeds the greatest amount of Parachute Payments that could be paid to you without giving rise to any liability for any excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the aggregate amount of Parachute Payments payable to you shall not exceed the amount that produces the greatest after-tax benefit to you after taking into account any Excise Tax to be payable by you. Any reduction in Parachute Payments pursuant to the immediately preceding sentence shall be made in the following order: (1) cash payments that do not constitute deferred compensation within the meaning of Section 409A of the Code, (2) welfare or in-kind benefits, (3) equity compensation awards, and (4) cash payments that do constitute deferred compensation; in each case, such reductions shall be made in the manner that maximizes the present value to you of all such payments. For the avoidance of doubt, the amounts payable to you under this paragraph shall be in lieu of any amounts payable to you under the prior paragraph. Employee affirms and warrants that Employee has informed the Company Benefits Department in writing if Employee (i) is a Medicare beneficiary; (ii) is currently receiving, has received in the past, or is eligible for benefits from Medicare; or (iii) has applied for or sought benefits from Medicare. Employee agrees to indemnify and hold the Company harmless for any penalties or liability, including interest, that may be asserted against the Company pursuant to Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007, 42 U.S.C. § 1395y(b)(8), as a result of the payments and benefits described in section 2 of this Release. 3. (a) THIS SECTION PROVIDES A COMPLETE RELEASE AND WAIVER OF ALL EXISTING AND POTENTIAL CLAIMS EMPLOYEE MAY HAVE AGAINST EVERY PERSON AND ENTITY INCLUDED WITHIN THE DESCRIPTION BELOW OF “RELEASEE.” BEFORE EMPLOYEE SIGNS THIS RELEASE, EMPLOYEE MUST READ THIS SECTION CAREFULLY, AND MAKE SURE THAT EMPLOYEE UNDERSTANDS IT FULLY. (b) In consideration of Employee’s receipt and acceptance of the Separation Benefit from the Company, and on behalf of the Company and each Releasee, Employee, on Employee’s behalf and on behalf of Employee’s heirs, executors, administrators, successors and assigns (collectively, “Releasor”), hereby irrevocably, unconditionally and generally releases the Company, its current and former officers, directors, shareholders, trustees, parents, members, managers, affiliates, subsidiaries, branches, divisions, benefit plans, agents, attorneys, advisors, counselors and employees, and the current and former officers, directors, shareholders, agents, attorneys, advisors, counselors and employees of any such parent, affiliate, subsidiary, branch or division of the Company and the heirs, executors, administrators, receivers, successors and assigns of all of the foregoing (each, a “Releasee”), from or in connection with, and hereby waives and/or settles, except as provided in Section 3(c) herein, any and all actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, or any liability, claims or demands, known or unknown and of any nature whatsoever, whether or not related to employment, and which Releasor ever had, now has or hereafter can, shall or may have as of the date of this Release, including, without limitation, (i) any rights and/or claims arising under any contract, express or implied, written or oral, including, without limitation, the Employment Agreement; (ii) any rights and/or claims arising under any applicable foreign, federal, state, local or other statutes, orders, laws, ordinances, regulations or the like, or case law, that relate to employment or employment practices, including, without limitation, family and medical, and/or, specifically, that prohibit discrimination based upon age, race, religion, sex, color, creed, national origin, sexual orientation, marital status, disability, medical condition, pregnancy, veteran status or any other unlawful bases, including, without limitation, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Immigration Reform and Control Act, the Fair Credit Reporting Act, the Consumer Credit Protection Act, the Fair Labor Standards Act, the National Labor Relations Act, the Uniform Services Employment and Reemployment Rights Act of 1994, the Genetic Information Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 Nondiscrimination Act, the Occupational Safety and Health Act, the Patient Protection and Affordable Care Act, the Drug-Free Workplace Act, the Equal Pay Act, the Americans with Disabilities Act of 1990, as amended, the Family Medical Leave Act of 1993, as amended, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, as amended, the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar applicable statutes, orders, laws, ordinances, regulations or the like, or case law, of the State of New Jersey and the State of New York and any state in which any Releasee is subject to jurisdiction, or any political subdivision thereof, including, without limitation, and all applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes, orders, laws, ordinances, regulations or the like; (iii) any waivable rights and/or claims relating to wages and hours, including under state or local labor or wage payment laws; (iv) any rights and/or claims to benefits that Employee may have or become entitled to receive under any severance, termination, change of control, bonus or similar policy, plan, program, agreement or similar or related arrangements, including, without limitation, any offer letter, letter agreement or employment agreement between Employee and the Company (except as set forth in Section 3(c) below); (v) any rights and/or claims that Employee may have to receive any equity in the Company (whether restricted or unrestricted) in the future; and (vi) and any rights and/or claims for attorneys’ fees. Employee agrees not to challenge or contest the reasonableness, validity, or enforceability of this Release. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi- party action or proceeding based on such a claim in which any Releasee is a party. (c) Notwithstanding the foregoing, Employee does not release any Releasee from any of the following rights and/or claims: (i) any rights and/or claims Employee may have that arise after the date Employee signs this Release; (ii) any rights and/or claims that by law cannot be waived by private agreement; (iii) Employee’s right to file a charge or report with, or participate in, any investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission (“EEOC”) or other government agency; provided that even though Employee can file a charge or report or participate in an investigation or proceeding conducted by the EEOC or other government agency, by executing this Release, Employee is waiving Employee’s ability to obtain relief of any kind from any Releasee to the extent permitted by law (but Employee does not waive the right to any recovery authorized under Section 21F of the Securities Exchange Act of 1934); (iv) Employee’s non-forfeitable rights to accrued benefits (within the meaning of Sections 203 and 204 of ERISA); (v) any rights and/or claims to insurance coverage under any directors’ and officers’ personal liability insurance or fiduciary insurance policy; (vi) benefits and/or the right to seek benefits under applicable workers' compensation (but claims for retaliation for exercising workers’ compensation rights are waived); (vii) benefits and/or the right to seek benefits under applicable unemployment insurance law; or (viii) vested benefits under the Company’s 401(k) plan. 4. Nothing in or about this Release is intended to, and shall not, prohibit Employee from engaging in the following activities, and the limitations herein shall not apply to the disclosure of Confidential Information (as defined in the Employment Agreement) under the following circumstances: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with a government agency that is responsible for enforcing a law; (ii) providing Confidential Information to the extent required by law or legal process or permitted by Section 21F of the Securities Exchange Act of 1934; or (iii) cooperating with or participating or assisting in any government or regulatory entity investigation or proceeding. With respect to each of these three scenarios, however, Employee agrees to take all reasonable steps to prevent the disclosure of Confidential Information beyond the allowable parameters described in this Section 4. Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 5. Employee represents and warrants that Employee has not filed or commenced any complaints, claims, actions, or proceedings of any kind against any Releasee with any federal, state, or local court or any administrative, regulatory or arbitration agency or body except those that Employee has listed with specificity next to Employee’s name in the signature block below; provided, however, that Employee is not required to disclose any complaint or other disclosures that are required or protected under the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, 18 U.S.C. §1513(e), or any other law, rule, or regulation that is subject to the jurisdiction of the Securities and Exchange Commission (collectively, “SEC Actions”). Notwithstanding the above, Employee agrees that Employee shall dismiss any of the foregoing that have been filed except for SEC Actions. Except for Employee’s right to bring a proceeding pursuant to the OWBPA to challenge the validity of the release of claims pursuant to the ADEA, and otherwise as provided herein or permitted by law, Employee agrees not to commence, maintain, prosecute or participate as a party in any action or proceeding in any court or arbitration forum against the Company or any other Releasee with respect to any act, omission, transaction or occurrence up to and including the date of the execution of this Release. Employee further agrees not to instigate, encourage, assist or participate in any court action or arbitration proceeding commenced by any other person (except a government agency) against the Company, or any other Releasee. In the event any government agency seeks to obtain any relief on behalf of Employee with regard to any claim released and waived by section 3(b) of this Release, Employee covenants not to accept, recover or receive any monetary relief or award that may arise out of or in connection with any such proceeding. Employee hereby waives any right to, and agrees not to, seek reinstatement or employment of any kind with any Releasee for a period of six (6) months following receipt of the entire Separation Benefit. Without waiver by any Releasee of the foregoing, the existence of this Release shall be a valid, nondiscriminatory basis for rejecting any such application or, in the event Employee obtains such employment, for terminating such employment. This Release and the Separation Benefit are not intended to be, shall not be construed as, and are not an admission or concession by any Releasee of any wrongdoing or illegal or actionable acts or omissions. 6. (a) Employee hereby represents and agrees that, except as shall be required by law or as permitted under Section 3(c)(iii) or Section 4 of this Release, Employee shall (i) keep confidential and not disclose orally or in writing, to any person (except as may be required by law and as to Employee’s immediate family, attorneys and accountant/financial advisor) any and all information concerning the existence or terms of this Release and the amount of any payments made hereunder and (ii) keep confidential and not disclose orally or in writing, directly or indirectly, to any person (except Employee’s immediate family, attorneys and accountant/financial advisor), any and all information concerning any potential claims or causes of action that are being released in this Release, or allegations or facts that would support such claims or causes of action. (b) If Employee is requested or required (by oral questions, interrogatories, requests for information, or documents, subpoena, civil investigative demand or similar process) to disclose any information covered by Section 6(a) herein, Employee shall promptly notify the Company by email to legaldepartment@bned.com of such request or requirement so that the Company may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure, or, in the discretion of the Company, to waive compliance with the provisions of this Release. Employee shall use reasonable efforts, in cooperation with the Company or otherwise, to avoid or minimize the required disclosure and/or to obtain such protective order or other relief. If, in the absence of a protective order or the receipt of a waiver hereunder, Employee is compelled to disclose such information or else stand liable for contempt or suffer other sanction, censure, or penalty, Employee shall disclose only so much of such information to the party compelling disclosure as Employee believes in good faith Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 on the basis of advice of counsel is required by law, and Employee shall give the Company prior notice of such information Employee believes Employee is required to disclose. (c) Employee affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits which are due and payable as of the date Employee signs this Agreement. Employee also affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. In addition, Employee affirms that Employee has no known workplace injuries or occupational diseases not previously reported. Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud. Employee is also not aware of any facts or information concerning any illegality or wrongdoing by the Company. 7. (a) Except as shall be required by law or as permitted under Section 3(c)(iii) or Section 4 of this Release, Employee shall not make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning any Releasee in a manner that is disloyal, reckless, or maliciously untrue. Employee further represents and agrees Employee has not and will not engage in any conduct or take any actions whatsoever to cause or influence any person or entity, including, but not limited to, any past, present or prospective employee of the Company, to initiate oral, written or electronic negative, disparaging or adverse statements or representations of or concerning the Company or any Releasee that are disloyal, reckless, or maliciously untrue. To the fullest extent permitted under applicable law, Employee agrees that Employee will not, directly or indirectly, discuss or otherwise disclose any of the facts underlying this Release, the existence of this Release, or the terms of the settlement to any wire service, newspaper, radio, or television reporter, online news or other communication service, application, or website (whether a blog or through any form of social media now or hereinafter in existence, including but not limited to Facebook, Twitter, Instagram, TikTok or the like), or any other media representative, including any legal article, legal periodical, journal, case/settlement gathering source, or any other person or entity. For the avoidance of doubt, nothing herein shall be interpreted to prevent, discourage, or prohibit Employee from participating in, or assisting others in participating in, any activity under Section 7 of the Act or otherwise cooperating with the NLRB under the Act. (b) Without limitation to the survival of any other terms of the Employment Agreement subsequent to the end of Employee’s employment, the expiration or termination of the Employment Agreement, and/or the execution and effectiveness of this Release, Employee and the Company expressly acknowledge that the terms of Sections 3 through 6 of the Employment Agreement survive and shall be in full force and effect as provided in the Agreement. (c) Employee shall direct all requests and inquiries concerning Employee’s possible employment by prospective employers to the HR Service Center at 1-833-474-2633 or hrconnect@bned.com, which will comply with the Company’s neutral reference policy. (d) Employee represents and agrees that Employee has returned to the Company all property of the Company, including without limitation, any keys to the offices or properties of the Company, and Company identification cards, computers, cellular telephones, or other equipment. Employee affirms that Employee is in possession of all of Employee’s property that Employee had at the Company’s premises and that the Company is not in possession of any of Employee’s property. 8. The covenants, representations, and acknowledgments made by Employee in this Release shall continue to have full force and effect after the execution and effectiveness of this Release and the delivery of the Separation Benefit, and this Release shall inure to the benefit of each Releasee, and the successors and assigns of each of them, to the Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 extent necessary to preserve the intended benefits of such provisions. If any section of this Release is determined to be void, voidable, or unenforceable, excluding the general release language, it shall have no effect on the remainder of this Release, which shall remain in full force and effect, and the provisions so held invalid or unenforceable shall be deemed modified as to give such provisions the maximum effect permitted by applicable law. The Company shall be excused and released from any obligation to make payment of the Separation Benefit, and Employee shall be obligated to return to the Company the Separation Benefit, in the event that Employee is found to have (a) made a material misstatement in any term, condition, covenant, representation, or acknowledgment in this Release, or (b) Employee is found to have committed or commits a material breach of any term, condition, or covenant in this Release. Employee understands and acknowledges that if Employee breaches this Release, Employee’s release and waiver of claims contained in this Release remain in full force and effect. 9. This Release and the Employment Agreement constitute the sole and complete agreement between the parties with respect to the matters set forth therein and, except for the Employment Agreement (which shall continue in full force and effect as stated therein), supersedes all prior agreements, understandings, and arrangements, oral or written, between Employee and the Company with respect to the subject matter thereof. This Release may not be amended or modified except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party may, by an instrument in writing, waive compliance by the other party with any term or provision of this Release to be performed or complied with by such other party. 10. With respect to any claims or disputes under or in connection with this Release or any claims released under Section 3 of this Release, Employee and the Company hereby acknowledge and agree that Section 9 of the Agreement shall govern. Employee acknowledges that a breach or threatened breach of the provisions of this Release may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law, and that such violation may result in irreparable and continuing harm to the Company. Accordingly, Employee agrees that, in addition to any other remedy that the Company may have at law or in equity, the Company shall be entitled to seek equitable relief, including, without limitation, injunction and specific performance and Employee hereby waives any requirements for security or posting of any bond in connection with such relief. No specification in this Release of any particular remedy shall be construed as a waiver or prohibition of any other remedies (including claims for damages) in the event of a breach or threatened breach of this Release. 11. Employee agrees and acknowledges that (a) Employee has had an adequate opportunity to review this Release and all of its terms, (b) Employee understands all of the terms of this Release, which are fair, reasonable, and are not the result of any fraud, duress, coercion, pressure, or undue influence exercised by or on behalf of any Releasee, and (c) Employee has agreed to and/or entered into this Release and all of the terms hereof, knowingly, freely, and voluntarily. 12. Older Worker Benefit Protection Act. By executing this Release, Releasor acknowledges that (a) Employee has been advised by the Company to consult with an attorney before executing this Release; (b) Employee was provided and has adequate time (that is, 21 days) to review this Release and to consider whether to sign this Release, (c) Employee has been advised that Employee has seven (7) days following execution to revoke this Release (“Revocation Period”), (d) the Release is written in a manner calculated to be understood by Employee, (e) the Release represents Employee’s knowing and voluntary release of any and all claims that Employee might have up through the date this Release is signed, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, (f) Employee has not been asked to release, nor has Employee released, any claim that may arise after the date of this Release, and (g) the consideration that Employee will receive in exchange for signing this Release (that is, the Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 4902-5494-1977.v2 Separation Benefit) is something of value to which Employee was not already entitled. Notwithstanding anything to the contrary contained herein or in the Employment Agreement, this Release shall not be effective or enforceable, and the Separation Benefit is not payable and shall not be delivered or paid by the Company, until the Revocation Period has expired (that is, the 8th day after the Employee signs the Release) and provided that Employee has not revoked this Release. Employee agrees that any revocation shall be made in writing and delivered to Rhea Kaston via email at rkaston@bncollege.com in a manner such that it is delivered before the expiration of the Revocation Period. Employee acknowledges that revocation of this Release shall result in the Company’s not having an obligation to pay the Separation Benefit. Employee agrees any modifications, material or otherwise, made to this Release, do not restart or affect in any manner the original twenty-one (21) calendar day consideration period. 13. In the event any signature is delivered by electronic transmission, such signature shall create a valid and binding obligation of the party executing the same with the same force and effect as if such electronic signature page were an original thereof. SO AGREED: Christopher Neumann Signature: _________________________________________ Date: ______________________________ Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 Below are the Terms and Conditions of Employment for your review. Please sign it and return it with a signed copy of your offer of employment, to which these Terms and Conditions are attached (the “Offer Letter”). TERMS AND CONDITIONS OF EMPLOYMENT These Terms and Conditions are by and between Barnes & Noble Education, Inc., on behalf of itself and its subsidiaries ("Company") and Christopher Neumann ("Employee"). In consideration of the Employee being hired by the Company, the Company providing Employee access to Trade Secret, Confidential Information, and other Company Property (as each term is defined below) that are necessary to perform Employee’s work, the payment by the Company of Employee's compensation and for other good and valuable consideration, the Company and Employee agree as follows: 1. At-Will Employment. Employee agrees Employee’s employment is at-will, which means that both Employee and the Company shall have the right to terminate such employment at any time, for any reason, with or without cause subject to the terms and conditions of the Offer Letter and these terms and conditions, including without limitation, provisions relating to severance. Employee further acknowledges and agrees these Terms and Conditions are not intended to and does not constitute a contract or agreement between Employee and the Company providing a specified term of employment or limiting the right of either party to terminate Employee's employment with the Company at any time, for any reason, with or without cause. 2. Duty of Loyalty. Employee acknowledges Employee owes a duty of loyalty to the Company, which Employee acknowledges means, among other things, that while an employee of the Company, Employee must act in the best interests of the Company. Employee, therefore, agrees that, subject only to the limitations described in Section 7: (a) Employee shall devote Employee’s best efforts and undivided time, effort and loyalty to the business of the Company; (b) Employee shall discharge all of Employee’s duties and responsibilities assigned to Employee by the Company conscientiously, in good faith and to the best of Employee’s ability, giving to the Company the full benefit of Employee’s knowledge, expertise, skill and judgment; (c) Employee shall not engage in any illegal or unethical conduct in the performance of Employee’s duties and responsibilities; and (d) Employee shall not engage in any conduct that creates an actual, potential or apparent conflict between Employee's personal interests and the Company's interests, or that otherwise may adversely affect Employee's judgment or ability to act in the Company's best interests. If Employee is uncertain whether any particular activity may violate Employee’s duty of loyalty, Employee agrees to notify the Company and not engage in any such conduct without the express, written consent of an authorized representative of the Company. 3. Trade Secrets, Confidential Information and Company Property. Employee acknowledges Employee’s duties and responsibilities will put employee in a position of acquiring and creating Trade Secrets and Confidential Information concerning the Company. Employee further acknowledges the Company is engaged in a highly competitive business. The Company's involvement in this business has required and continues to require the expenditure of substantial amounts of money and the use of skills developed over a long period of time. As a result of these investments of money, skill, and time, the Company has developed and will continue to develop certain valuable Trade Secrets and Confidential Information that are particular to the Company's business. Employee acknowledges and agrees that the disclosure of such information to competitors of the Company or others would cause the Company to suffer substantial and irreparable harm. Employee acknowledges, therefore, that it is in the Company's legitimate business interest to restrict Employee's disclosure or use of such Trade Secret and Confidential Information (and other Company Property). Accordingly, Employee shall use best efforts and diligence both during and after any employment with the Company, regardless of how, when, or why such employment ends, to protect the confidential, trade secret, and/or proprietary character of all Confidential Information and Trade Secret Information. Employee shall not, directly or indirectly, use (for Employee’s benefit or for the benefit of any other person) or disclose any Confidential Information or Trade Secret Information, for so long as it shall remain proprietary or protectable, except as may be necessary for the performance of Employee’s duties for the Company. Employee understands that Confidential Information and/or Trade Secret Information may or may not be labeled as such, and Employee shall treat all information that appears to be Confidential Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 Information and/or Trade Secret Information as confidential unless otherwise informed or authorized by the Company. Nothing in these Terms and Conditions shall be construed to mean that Company owns any intellectual property or ideas that were conceived by Employee before Employee commenced employment with Company and that Employee has previously disclosed to the Company. Subject to the last paragraph of this section, nothing in this paragraph shall prevent Employee from complying with a valid legal requirement (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information or Trade Secret Information. “Trade Secret” and “Trade Secret Information” shall mean all information, regardless of the form or medium in which it is or was created, stored, reflected, or preserved, that is not commonly known by or generally available to the public and that (1) derives or creates economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company’s Trade Secret Information may include, but is not limited to, all confidential information relating to or reflecting the Company’s research and development plans and activities; non-public financial information; current and future products; compilations of data; product plans; sales, marketing and business plans and strategies; pricing, price lists, pricing methodologies and profit margins; current and planned incentive, recognition, and rewards programs and services; personnel information; inventions, concepts, ideas, designs and formulae; current, past, and prospective customers and customer lists; current, past, and anticipated customer needs, preferences, and requirements; market studies; computer software and programs (including object code and source code); and computer and database technologies, systems, structures, and architectures. "Confidential Information" means any data or information and documentation, regardless of the form or medium in which it is or was created, stored, reflected, or preserved, that is either developed by Employee (alone or with others) or to which Employee shall have access during any employment with the Company, and which has value and is not generally known to the public. “Confidential Information” also includes, but is not limited to, Trade Secret Information, information that is learned or acquired by the Company from others with whom the Company has a business relationship in which, and as a result of which, such information is revealed to the Company, and any other proprietary, confidential, sensitive, or material and non-public, including but not limited to information related to possible or pending mergers and acquisitions, and information regarding the Company or its affiliates’ business affairs, including, without limitation, customer or supplier information, financial information or data, sales, costs, business concepts or plans, processes, methods, systems, know-how, patentable rights, devices, formulas, product specifications, marketing, prices, technology, distribution strategies, proprietary information regarding current or future products or strategy, services, methodologies, processes, research and development and other proprietary rights, and any other information that has value and is not generally known to the public, whether in oral, written, or electronic form and whether or not marked as “confidential.” "Company Property" shall mean all property, items, materials and resources of the Company, including, without limitation, all Trade Secret and Confidential Information, Company computer systems and all software, disks, drives, email, programs, and databases, all files, records, documents, drawings, specifications, memoranda, notes, reports, manuals, equipment, telephone services, cell phones and other personal devices owned by Company, and all other administrative or support services provided by or related to the Company. Except as specifically required in the performance of Employee’s duties for the Company, Employee agrees Employee will not, during the course of employment by the Company and for so long thereafter as the pertinent information or documentation remain Trade Secrets, Confidential Information or Company Property, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise use or disclose any Trade Secrets, Confidential Information or Company Property. Employee will hold the Confidential Information and Trade Secrets in strict confidence and shall exercise a reasonable degree of care to prevent disclosure to any third parties. Employee also shall not reproduce the Confidential Information or Trade Secrets or use them commercially or for any purpose other than the performance of Employee’s authorized duties for Company. Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 The obligations set forth herein shall not apply to any Trade Secrets, Confidential Information or Company Property that have become generally known to a Competing Business (as defined below) of the Company through lawful means and without violation of any law or any agreement not to disclose Trade Secrets, Confidential Information, or Company Property. Upon the termination for any reason of Employee’s employment with the Company, or at any time the Company may so request, Employee shall promptly deliver to the Company all Trade Secret, Confidential Information, and Company Property, including all information, materials, documents (whether in electronic or paper form) and all copies thereof that, directly or indirectly, contain, relate or refer to Trade Secret, Confidential Information, or Company Property. Additionally, upon the termination of employment with Company for any reason, Employee shall not retain any Confidential Information, Trade Secrets, or Company Property in any way obtained by Employee during the course of Employee’s employment with Company. The obligations of Employee under these Terms and Conditions shall survive until such time as all of the Confidential Information or Trade Secrets disclosed hereunder becomes publicly known through no action or inaction of the Employee. Company may notify any future or prospective employer of Employee or any third party of the existence of the provisions of this section of these Terms and Conditions. Notwithstanding anything in these Terms and Conditions to the contrary, Employee and Company acknowledge Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law. In addition, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that is made in a complaint or other document filed in a lawsuit or other proceeding so long as such filing is made under seal. Furthermore, in the event Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Trade Secret to Employee’s attorney and use the Trade Secret information in the court proceeding so long as Employee files any document containing the Trade Secret under seal and does not disclose the Trade Secret except pursuant to court order. Employee agrees that both during and after any employment with the Company, regardless of how, when or why such employment ends, Employee shall provide reasonable cooperation to the Company and its affiliates in connection with any pending or future lawsuit, arbitration, or proceeding between the Company and/or any affiliate and any third party, any pending or future regulatory or governmental inquiry or investigation concerning the Company, and/or any affiliate and any other legal, internal, or business matters of or concerning the Company and/or any affiliate. Such cooperation shall include meeting with and providing information the Company, any affiliate, and/or their respective attorneys, auditors, or other representatives as reasonably requested by the Company. The Company shall reimburse any reasonable legal fees and related expenses Employee incurs in order to comply with this paragraph. Employee agrees that both during and after any employment with the Company, regardless of how, when or why such employment ends, if Employee is legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information or Trade Secret Information, Employee, to the extent legally permitted, shall promptly notify the Company of such request or requirement so that the Company may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure, or, in the discretion of the Company, to waive compliance with the provisions of these Terms and Conditions. Employee shall use reasonable efforts, in cooperation with the Company or otherwise, to avoid or minimize the required disclosure and/or to obtain such protective order or other relief. If, in the absence of a protective order or the receipt of a waiver hereunder, Employee is compelled to disclose the Confidential Information or Trade Secret Information or else stand liable for contempt or suffer other sanction, censure or penalty, Employee shall disclose only so much of the Confidential Information or Trade Secret Information to the party compelling disclosure as Employee believes in good faith on the basis of advice of counsel is required by law, and Employee, to the extent legally permitted, shall give the Company prior Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 notice of the Confidential Information or Trade Secret Information Employee believes Employee is required to disclose. The Company shall reimburse any reasonable legal fees and related expenses Employee incurs in order to comply with this paragraph. Nothing in or about these Terms and Conditions shall be construed to (a) interfere with Employee’s rights to file a claim with a government agency responsible for enforcing a law, such as the Securities and Exchange Commission or the U.S. Equal Employment Opportunity Commission; (b) prevent Employee from providing, in accordance with this paragraph, Confidential Information or Trade Secrets to the extent required by law or legal process; (c) prevent or impede Employee’s ability to participate in or cooperate or assist with any government or regulatory entity investigation or proceeding; or (d) prevent, discourage, or prohibit Employee from participating in, or assisting others in participating in, any activity under Section 7 of the National Labor Relations Act (“Act”) or otherwise cooperating with the National Labor Relations Board (“NLRB”) under the Act. 4. Intellectual Property/Assignment of Inventions. “Intellectual Property” means works, inventions, discoveries, improvements, documented ideas, computer programs, source codes, and related documentation, moral rights, designs, and other works of authorship or creation ("Intellectual Property"). Employee agrees to promptly disclose to the Company all Intellectual Property, including any Intellectual Property in the formative stages, made during Employee's employment with the Company. Furthermore, Employee agrees to disclose to the Company any Intellectual Property created during the period of one year after the termination of Employee’s employment with the Company that relates to or constitutes an improvement upon the Company's Intellectual Property. Employee also agrees to keep and maintain written records concerning such Intellectual Property and make these records available to the Company at all times. Employee shall promptly disclose and provide to the Company, and hereby assigns and agrees to assign to the Company and its successors and assigns, Employee’s entire right, title, and interest in and to any Intellectual Property and original works of authorship, designs, formulas, processes, improvements, compositions of matter, computer software programs, data, information or databases, methods, procedures or other inventions, developments or improvements of any kind that Employee conceives, originates, develops, improves, modifies and/or creates, solely or jointly with others, during the period of Employee’s employment, or as a result of such employment (collectively, “Inventions”), and whether or not any such Inventions also may be included within “Confidential Information” or “Trade Secret Information” (as defined under these Terms and Conditions), or are patentable, copyrightable, or protectable as trade secrets. Employee acknowledges and agrees the Company is and shall be the exclusive owner of all rights, title, and interest in and to the Inventions and, specifically, that any copyrightable works prepared by Employee within the scope of Employee’s employment are “works for hire” under the Copyright Act, that such “works for hire” are Intellectual Property, and that the Company shall be considered the author and sole owner of such copyrightable works. In the event that any Intellectual Property is deemed not to be a “work for hire”, or in the event Employee should, by operation of law, be deemed to be entitled to retain any rights, title, or interest in and to any Intellectual Property, Employee hereby irrevocably and forever waives all rights, title, and interest and assigns to the Company, without any further consideration or compensation of any kind or at any time, and regardless of any use by the Company of any such Intellectual Property, all rights, title, and interest, if any, in and to such Intellectual Property, whether or not patentable, copyrightable, or subject to other forms of protection, made, created, developed, written, or conceived by Employee, either solely or jointly with others, during Employee's employment with the Company. Employee agrees that the Company, as the owner of all Intellectual Property, has the full and complete right to prepare and create derivative works based upon the Intellectual Property and to use, reproduce, publish, print, copy, market, advertise, distribute, transfer, sell, publicly perform, and publicly display and otherwise exploit by all means now known or later developed, such Intellectual Property and derivative works anywhere throughout the world and at any time during or after Employee’s employment hereunder or otherwise. All Intellectual Property disclosed or made by Employee within one (1) year after termination of Employee's employment with the Company shall be deemed to be owned by the Company unless such Intellectual Property is proved to have been conceived after termination and without the benefit of any proprietary and/or Confidential Information or Trade Secrets of the Company, its subsidiaries or affiliates. Notwithstanding the above, Employee shall retain full right and title to Intellectual Property to which all of the following conditions apply: (a) no equipment, supplies, facilities, Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 proprietary and/or Company Property, Confidential Information, Trade Secrets or Intellectual Property of the Company was used in its development; (b) it was developed entirely on Employee's own time; (c) it does not relate to the business of the Company or to the Company’s anticipated business or developmental programs; and (d) it does not result from or relate to any work performed by Employee for the Company. Employee represents Employee has not, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of Employee's employment with the Company any Intellectual Property that Employee considers to be Employee’s property or the property of third parties. Employee further agrees to execute any instrument or papers requested by the company and to assist the Company, or its designees, at the Company's expense, but without additional compensation to Employee, in every proper way to secure the Company's rights in the Intellectual Property and any copyrights, patents, trademarks, design rights, moral rights, mask work rights, or other intellectual property rights relating thereto in any and all countries. Employee further agrees that Employee’s obligation to execute or cause to be executed any such instrument or papers will continue after the termination of Employee’s employment with the Company. If the Company is unable because of Employee's mental or physical incapacity, Employee's refusal to comply with Employee’s obligations under these Terms and Conditions, or for any other reason, to secure Employee's signature to apply for or to pursue any application for any United States or foreign patents or copyright or trademark registrations covering Intellectual Property or original works of authorship assigned to the Company under these Terms and Conditions or otherwise, Employee does hereby irrevocably designate and appoint the Company, through its duly authorized officers and agents, as Employee's agent and attorney in fact, to act for and on Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright or trademark registrations thereon with the same legal force and effect as if executed by Employee. Employee understands that the Company may have entered into agreements with other parties that impose obligations on the Company regarding Inventions made during the course of the work under such agreements or regarding the confidential nature of such works, or otherwise received from third parties' confidential or proprietary information ("Third Party Information"). Employee agrees to be bound by all such obligations of the Company arising in connection with such Third Party Information. 5. Non-Solicitation. During Employee's employment with the Company, Employee will have access to Trade Secrets, Confidential Information and/or other non-public Company Property, and Employee will develop certain relationships with and/or knowledge about current and/or prospective employees, customers, vendors, or contractors such that if Employee were allowed to pursue relationships with the Company's current or prospective employees, customers, vendors, or contractors, Employee would have an unfair advantage based upon confidential information and/or relationships developed. Therefore, Employee agrees that from the date of execution of these Terms and Conditions until the termination of Employee's employment with the Company for any reason (the "Covered Period"), Employee will not, directly or indirectly: (a) solicit or recruit for employment, offer employment to, hire, solicit, or recruit for placement, place and/or offer to place with another company or entity -- on a temporary, permanent or contract basis, or otherwise -- anyone who at any time during the Covered Period is or was employed by the Company or any of its parents, subsidiaries or affiliates (a "Covered Employee"); provided that, at the time of such solicitation, recruitment, offer of employment, hiring, offer to place or placement, or any time during the ninety (90) day period immediately preceding same, the Covered Employee is or was an employee of the Company or any of its parents, subsidiaries, or affiliates; (b) encourage, entice or persuade, or attempt to encourage, entice or persuade any Covered Employee to leave the Company or any of its parents, subsidiaries, or affiliates; (c) solicit or encourage (i) any customer, vendor, or contractor of Company, (ii) any entity that had been a customer, vendor, or contractor with Company within one year preceding Employee's termination of employment with the Company, (iii) any prospective customer, vendor, or contractor of the Company actively solicited within one year before the termination of Employee's employment with the Company, or (iv) any parent, subsidiary or affiliate of any of the foregoing, to void, terminate or diminish its relationship with the Company or any of its parents, subsidiaries, or affiliates; (d) or seek to persuade (i) any customer, vendor, or contractor of the Company, (ii) any entity that had been a customer, vendor, or contractor with Company within one year preceding Employee's termination of employment with the Company, (iii) any prospective customer, vendor, or contractor of the Company actively solicited within one year before the termination of Employee's employment with the Company, or (iv) any parent, subsidiary, affiliate of any of the foregoing, to conduct with any other person or entity any business or activity that such customer, vendor, or contractor conducts with the Company or any Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 of its parents, subsidiaries, or affiliates. The restrictions of this section shall not apply to the placement of general advertisements or the use of general search firm services that are not targeted, directly or indirectly, towards employees of the Company or any of its subsidiaries or affiliates. 6. Non-Use of Trade Secrets or Confidential Information and Full Disclosure of Existing Agreements with Prior Employers. Employee acknowledges and represents that as an employee of the Company, Employee will not breach any invention, assignment or proprietary information or similar agreement Employee may have with any former employer or other party. Employee further acknowledges and represents that Employee will not bring to the Company or use in the performance of Employee’s duties for the Company any documents or materials of any kind from a former employer or other person or entity that Employee is not legally authorized or permitted to use and/or that are not generally available to the public. Employee also agrees (a) the Company has not asked Employee to use or disclose any Trade Secrets and/or Confidential Information that is confidential to any of Employee's prior employers, (b) Employee is not bound by any agreement (including, without limitation, any non-compete or non-solicitation agreement) that seeks to restrict the employers or entities for or with whom Employee may work, the customers, clients or prospects Employee may solicit or work with, or the former co-workers Employee may solicit or work with, and (c) Employee has provided written copies, and has otherwise fully disclosed the existence and terms, of any such agreement(s) to the Company's management. 7. Government Agencies. Notwithstanding any provision of these Terms and Conditions to the contrary, these Terms and Conditions are not intended to, and shall not, limit or restrict Employee from engaging in the following activities, and the limitations in Section 3 shall not apply to the disclosure of Confidential Information under the following circumstances: (a) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with a government agency that is responsible for enforcing a law; (b) providing Confidential Information to the extent required by law or legal process or permitted by Section 21F of the Securities Exchange Act of 1934; or (c) cooperating with or participating or assisting in any government or regulatory entity investigation or proceeding. With respect to each of these three scenarios, however, and subject to applicable law, Employee agrees to take all reasonable steps to prevent the disclosure of Confidential Information beyond the allowable parameters described in this section. For the avoidance of doubt, nothing herein shall be interpreted to prevent, discourage, or prohibit Employee from participating in, or assisting others in participating in, any activity under Section 7 of the Act or otherwise cooperating with NLRB under the Act. 8. Non-disparagement. During and after any employment with the Company, regardless of how, when or why such employment ends, (i) Employee shall not make, either directly or by or through another person, any oral or written negative, disparaging, or adverse statements or representations of or concerning the Company or its subsidiaries or affiliates, any of their clients or businesses, or any of their current or former officers, directors, employees, or shareholders in a manner that is disloyal, reckless, or maliciously untrue, (ii) Employee shall not engage in any conduct or take any actions whatsoever to cause or influence any person or entity, including, but not limited to, any past, present or prospective employee of the Company, to initiate oral, written or electronic negative, disparaging or adverse statements or representations of or concerning the Company or its subsidiaries or affiliates, any of their clients or businesses, or any of their current or former officers, directors, employees, or shareholders that are disloyal, reckless, or maliciously untrue, and (iii) the Company will direct the Company Parties (as defined below) not to make any oral or written negative, disparaging or adverse statements or representations of or concerning Employee; provided, however, that nothing herein shall prohibit (x) critical communications between Employee and the Company or Company Parties during the Term and in connection with your employment, (y) Employee or any Company Party from disclosing truthful information if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), or (z) or be interpreted to prevent, discourage, or prohibit Employee from participating in, or assisting others in participating in, any activity under Section 7 of the Act or otherwise cooperating with the NLRB under the Act. For purposes of these Terms and Conditions, the term “Company Parties” shall mean the executive officers and designated spokespersons of the Company. Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 9. Applicable Law. The validity, performance and enforceability of these Terms and Conditions shall be determined and governed by the laws of the State of New Jersey, without regard to its conflict of law principles. The exclusive forum for any action concerning these Terms and Conditions or the transactions contemplated hereby shall be in the state and federal courts of competent jurisdiction in New Jersey. EMPLOYEE HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF THE COURT IN THE EXCLUSIVE FORUM SET FORTH IN THESE TERMS AND CONDITIONS AND WAIVES ANY RIGHT EMPLOYEE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY THE COMPANY TO FEDERAL COURT OF ANY ACTION EMPLOYEE MAY BRING AGAINST IT IN STATE COURT. EMPLOYEE AND THE COMPANY MUTUALLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THESE TERMS AND CONDITIONS OR EMPLOYEE'S EMPLOYMENT IN GENERAL. 10. Successors. These Terms and Conditions shall inure to the benefit of the Company, its subsidiaries and affiliates, and the successors and assigns of each of them. There are no third party beneficiaries under or pursuant to the terms of these Terms and Conditions. 11. Rule of Construction. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting these Terms and Conditions. The language of all parts of these Terms and Conditions shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. 12. Amendments; Waivers. No term, condition, covenant, representation or acknowledgement contained in these Terms and Conditions may be amended or modified unless in writing signed by both parties, and no course of conduct shall be deemed a waiver of its provisions. The waiver of any provision of these Terms and Conditions shall not operate or be construed as a modification of these Terms and Conditions or waiver of any other breach. The failure to insist upon strict performance or to seek remedy for breach of any term or condition of these Terms and Conditions, or to exercise any right, remedy or election set forth herein or permitted by law or equity, shall not constitute or be construed as a waiver in the future of such term, condition, right, remedy or election. Any waiver hereunder by Company shall not be effective unless in a writing signed by an authorized officer or Company Party. 13. Reasonable Scope. Employee acknowledges and agrees that the foregoing agreements and restrictions are reasonable and necessary for the protection of the Company and its business, and are not limited in time to the duration of Employee's employment but, to the extent permitted by law, extend after and shall survive any change in Employee’s position with the Company and the termination of Employee’s employment, irrespective of the reason for Employee’s termination. Employee further acknowledges and agrees that the Company shall be entitled to seek an injunction or other forms of equitable relief to prevent or terminate any violation of the foregoing restrictions. Any such relief shall be in addition to and not in lieu of any other remedy available to the Company, whether at law or in equity. 14. Severability. Employee agrees that if any part of Employee's foregoing covenants or the duration thereof is deemed too restrictive by a court of competent jurisdiction, the court may alter the covenants and/or duration to make the same reasonable under the circumstances, and Employee acknowledges that Employee shall be bound thereby. If any one or more provisions of these Terms and Conditions, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such provision(s) in every other respect and the remaining provisions of these Terms and Conditions shall be unimpaired, and these Terms and Conditions shall continue in full force and effect. 15. Complete Terms and Conditions. These Terms and Conditions and the terms and conditions set out in the attached offer letter constitute the entire agreement with respect to the subject matter hereof and cancel and supersede any and all other previous agreements with respect to the subject matter hereof. Sections 8-15 hereof shall apply with equal force with respect to the Offer Letter. Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E

Barnes & Noble Education 120 Mountain View Boulevard Basking Ridge, New Jersey 07920 16. Employee Review. Employee understands Employee has the right to consult an attorney prior to the signing of these Terms and Conditions, and acknowledges that Employee’s signature below signifies Employee has fully reviewed and understands all of the terms of these Terms and Conditions and that Employee has agreed to those terms. 17. Equitable Relief. Employee acknowledges if there is a breach or threatened breach of the provisions of Section 3 or 5 of the Terms and Conditions, Company may have no adequate remedy in monetary or other damages and, accordingly, shall be entitled to equitable relief, including without limitation, injunction and specific performance. Employees further agree to waive any requirement for the securing or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for Employee’s breach or threatened breach of these sections of these Terms and Conditions, but shall be in addition to all other remedies available at law or in equity to Company. 18. Assignment. Neither these Terms and Conditions nor any rights or obligations that either party may have by reason of these Terms and Conditions shall be assignable by either party without the prior written consent of the other party, provided, however, Company may assign these Terms and Conditions at any time, with or without notice, to an affiliate or any successor in connection with a merger, acquisition, reorganization, consolidation, or sale of all or substantially all of its assets or the business to which these Terms and Conditions relate. 19. Representations and Warranties. Employee hereby represents and warrants to the Company (i) Employee’s execution, delivery, and performance of these Terms and Conditions do not and shall not conflict with, breach, violate, or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound and (ii) upon the execution and delivery of these Terms and Conditions, it shall be a valid and binding obligation, enforceable in accordance with its terms. Employee hereby acknowledges and represents Employee fully understands the terms and conditions contained herein. 20. Counterparts. These Terms and Conditions may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event any signature is delivered by electronic transmission, such signature shall create a valid and binding obligation of the party executing the same with the same force and effect as if such electronic signature page were an original thereof. SO AGREED: Christopher Neumann _______________________________ _______________________ Signature Date Barnes & Noble Education, Inc. _______________________________ __2/12/2025____________ Signature Date Docusign Envelope ID: C5C8448B-07F0-4B2A-919E-554E24E1CD0E 2/12/2025